EXHIBIT 16(1)

                     LETTERHEAD OF COOPERS & LYBRAND L.L.P.



May 16, 1996



Brent A. Johnson
Chief Executive Officer
FRC Racing Products, Inc.
101 North Industrial Parkway
West Union, IA 52175

Dear Mr. Johnson:

This is to confirm that the client-auditor relationship between FRC Racing Products, Inc. (Commission File Number 33-55254017) and Coopers & Lybrand L.L.P. has ceased.

Sincerely,

s/Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.



cc:      Office of the Chief Accountant              J.C. Anderson, Esquire
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